UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/24/2006

TRIMERIS INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 24, 2006, the Compensation Committee of the Board of Directors (the "Committee") of Trimeris, Inc. (the "Company") adopted a plan and methodology for determining incentive pay awards (the "Incentive Pay Plan"). The Incentive Pay Plan is attached hereto and incorporated by reference into this report as Exhibit 99.1.

In addition, the Committee approved 2006 base salaries for officers of the Company for the year to end December 31, 2006.

Pursuant to the Incentive Pay Plan, the Committee approved incentive awards to the named executive officers of the Company for the year ended December 31, 2005, in the amounts set forth on Exhibit 99.2, which is attached hereto and incorporated by reference into this report. These amounts were determined by the Committee under its discretionary bonus arrangement for 2005, using the same factors and methodology set forth in the Incentive Pay Plan.

The Committee established each individual officer's 2006 base salary after considering a variety of factors, including the individual's knowledge, experience, accomplishments, level of responsibility, typical compensation levels for individuals with similar responsibilities and credentials among the Company's peers, and other economic factors such as inflation. Each named executive officer's 2006 base salary is set forth on Exhibit 99.2, which is attached to and incorporated by reference into this report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS INC

Date: January 30, 2006	By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.2	2006 Base salaries and cash bonuses for the year ended December 31, 2005, for the named executive officers